Deloitte.

Deloitte & Touche LLP
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024 relating to the financial statements of Stem, Inc. and the effectiveness of Stem, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

Deloitte & Touche LLP

San Francisco, California
May 29, 2024